UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 23, 2016

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Bering Drive, Suite 400 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                      On March 23, 2016, the Compensation Committee of the Board of Directors (the “Board”) of Comfort Systems USA, Inc. (the “Company”) authorized certain equity grants under the Company’s Long-term Incentive Plan to executive officers and other key employees for the 2016 fiscal year. The awards under the Long-term Incentive Plan were distributed so that 30% of the awards are in the form of time vesting stock options, 30% in the form of time vesting restricted stock units, and 40% in the form of dollar-denominated performance restricted stock units.  The Company’s named executive officers received the following equity grants effective March 23, 2016:

Executive	Time Vesting RSUs	Time Vesting Stock Options	Dollar- Denominated Performance RSUs (Target)
Brian E. Lane President and Chief Executive Officer	9,263	27,407	$375,000
William George, III Executive Vice President and Chief Financial Officer	5,533	16,371	$224,000
James Mylett Senior Vice President — Service	3,458	10,232	$140,000
Trent McKenna Senior Vice President and General Counsel	3,359	9,939	$136,000
Julie Shaeff Senior Vice President and Chief Accounting Officer	2,000	5,920	$81,000

Time vesting restricted stock units. The time vesting restricted stock units listed above vest in three equal installments over a three-year vesting schedule.

Time vesting stock options. The time vesting stock options listed above are exercisable at $30.36 per share, the closing price of the Company’s common stock on the date of the grant. They will expire at the earlier of ten years from the date of grant or three months following the executive’s termination from employment with the Company, and vest in three equal installments over a three-year vesting schedule.

Dollar-denominated performance restricted stock units. The dollar-denominated performance restricted stock units (“PSUs”) are subject to two performance measures: 50% of the PSUs have an EPS measure, and 50% of the PSUs have a measure based on total shareholder return relative to the designated performance peer group. The PSUs have a three-year performance period and will be eligible to vest following the end of the three-year performance period. Depending on the Company’s performance in relation to the established performance measures, the awards may vest at 0-200% of the targeted amount. In the event the Company achieves the necessary performance metrics, the value of the grant will be determined in dollars and settled in stock, so that the actual number of shares awarded will be based on the market value of the Company’s common stock following the end of the performance period.

The foregoing description of the 2016 award agreements does not purport to be complete, is intended only as a summary, and is qualified in its entirety by reference to the complete text of the agreements filed herewith and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 23, 2016, the Board amended the Company’s bylaws (the “Amended Bylaws”). The revisions to the Amended Bylaws are characterized below:

•                  Article I, Sections 1 and 6, and Article II, Section 1, were updated to clarify that the voting threshold for certain Board actions is a majority of the directors then in office;

•                  Article I, Sections 4 and 6, and Article VI, Section 5, were updated to clarify procedures for how the Board sets the record date in connection with annual meetings of stockholders;

•                  In Article I, Section 6, provisions were added to clarify where and how the Company keeps its list of stockholders of record in connection with annual meetings of stockholders;

•                  Article I, Section 9, which prohibited stockholder action by written consent, was removed;

•                  Article II, Sections 7, 8 and 13 and Article IV, Sections 2 and 3, were revised to clarify that certain of the Company’s officers may only serve as a chairperson of the Board if such person is also a director;

•                  In Article V, provisions were added to: (i) clarify that the Company is not required to indemnify any person in connection with a proceeding initiated by such person unless the proceeding was authorized in the specific case by the Board, and (ii) eliminate mandatory indemnification of agents and employees of the Company in cases where the agents or employees have been successful in defending an action brought against them;

•                  Article VI, Section 1 clarifies the persons authorized to sign stock certificates; and

•                  Article VII, Section 4 was amended to permit electronic waivers of notice.

The Amended Bylaws became effective on March 23, 2016. The foregoing summary description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01                   Financial Statement and Exhibits.

(d)                     Exhibits.

3.1	Amended and Restated Bylaws of Comfort Systems USA, Inc.
10.1	Form of 2016 Restricted Stock Unit Agreement
10.2	Form of 2016 Dollar-denominated Performance Restricted Stock Unit Agreement
10.3	Form of 2016 Stock Option Notice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMFORT SYSTEMS USA, INC.

	By:	/s/ Trent T. McKenna
Trent T. McKenna, Senior Vice President and General Counsel

Date: March 25, 2016

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

3.1	Amended and Restated Bylaws of Comfort Systems USA, Inc.
10.1	Form of 2016 Restricted Stock Unit Agreement
10.2	Form of 2016 Dollar-denominated Performance Restricted Stock Unit Agreement
10.3	Form of 2016 Stock Option Notice